EXHIBIT 10.1
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT
This Second Amendment to Amended and Restated Credit Agreement and Consent (this “Amendment”) is entered into as of June 26, 2012, among Chiquita Brands L.L.C., a Delaware limited liability company (the “Borrower”), Chiquita Brands International, Inc., a New Jersey corporation (“CBII”), each of the Lenders party hereto and Coöperatieve Centrale Raiffeisen ‑ Boerenleenbank B.A., “Rabobank Nederland”, New York Branch (“Rabobank”), as the Administrative Agent.
W I T N E S S E T H:
WHEREAS, the Borrower, CBII, the Administrative Agent and each of the Lenders party thereto from time to time have entered into that certain Amended and Restated Credit Agreement dated as of July 26, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement);
WHEREAS, the Borrower has requested that certain changes be made to the Financial Covenants set forth in the Credit Agreement, that the Lenders consent to the non-renewal of certain trademarks, and that certain other amendments be made to the Credit Agreement; and
WHEREAS, the Administrative Agent, the Lenders, the Borrower and CBII have agreed to the requested amendment and consent on the terms and conditions provided herein;
NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Amendments to the Credit Agreement.
1.1.    Section 1.1 of the Credit Agreement (Definitions) is hereby amended by inserting the following definitions in appropriate alphabetical order:
“Available Liquidity” means, at any time, the sum of (i) the Unused Revolving Commitment of the Borrower, and (ii) unrestricted cash and cash equivalents of the Borrower and its Subsidiaries.
“Covenant Amendment Period” means the period during which either (i) the maximum Borrower Leverage Ratio permitted pursuant to Section 5.03(a) is greater than 3.50 to 1.0, or (ii) the minimum Fixed Charge Coverage Ratio permitted pursuant to Section 5.03(b) is less than 1.15 to 1.0.

“Fleet Asset Basket” has the meaning set forth in Section 5.02(q).
1.2.    The first sentence of the definition of “Applicable Margin” appearing in Section 1.1 of the Credit Agreement (Definitions) is hereby amended and restated in its entirety to read as follows:
“Applicable Margin” shall mean, (a) with respect to each Term Loan, (i) at all times during the Covenant Amendment Period, 3.75% per annum for Loans bearing interest at the Base Rate and 4.75% for Loans bearing interest at the LIBOR Rate, and (ii) at all other times, the per annum margin which is determined pursuant to the Term Loan Pricing Grid (subject to adjustment pursuant to Section 2.17) and added to the Base Rate or LIBOR Rate, as the case may be, for such Term Loan, (b) with respect to each Revolving Loan, (i) at all times during the Covenant Amendment Period, 3.75% per annum for Loans bearing interest at the Base Rate and 4.75% for Loans bearing interest at the LIBOR Rate, and (ii) at all other times, the per annum margin which is determined pursuant to the Revolving Loan Pricing Grid and added to the Base Rate or LIBOR Rate, as the case may be, for such Revolving Loan, (c) with respect to the calculation of the Letter of Credit Fee Percentage, (i) at all times during the Covenant Amendment Period, 4.75% per annum, and (ii) at all other times, the per annum margin which is determined pursuant to the Revolving Loan Pricing Grid and added to the LIBOR Rate for Revolving Loans and (d) with respect to the calculation of the Commitment Fee Percentage, (i) at all times during the Covenant Amendment Period, 0.75% per annum, and (ii) at all other times, the per annum margin which is determined pursuant to the Revolving Loan Pricing Grid.
1.3.    Clause (v) of Section 2.06(c) of the Credit Agreement (Prepayments, Mandatory Prepayments), is hereby amended by deleting the percentage “50%” appearing therein and inserting “75%” in lieu thereof.
1.4.    Section 5.01(a)(xi) of the Credit Agreement (Affirmative Covenants, Financial Statements, Reports) is hereby amended by (i) deleting the number “60” appearing therein and (ii) inserting “45” in lieu thereof.
1.5.    Section 5.01(a) of the Credit Agreement (Affirmative Covenants, Financial Statements, Reports) is hereby amended by (i) deleting the word “and” appearing at the end of clause (xvii) thereof, (ii) deleting the period at the end of clause (xviii) thereof and inserting “; and” in lieu thereof, and (iii) inserting the following clause as a new clause (xix):
(xix)    At all times during the Covenant Amendment Period, as soon as available and in no event later than 30 days after the last day of each calendar month that is not also the last day of a fiscal quarter, a copy of the internal Financial Statements of the Borrower Entities (prepared on a consolidated basis and in form and substance consistent with past practice of the Borrower) for the calendar month ended and the fiscal year to date, certified by the Chief Accounting Officer or the Chief Financial Officer of the Borrower to present fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (such internal Financial Statements of the

Borrower Entities are subject to the omission of normal quarter end adjustments including but not limited to adjustments from income tax calculations and quarterly cut-off procedures and omission of footnotes and statements of cash flows, shareholder’s equity and comprehensive income).
1.6.    Section 5.02(q) of the Credit Agreement (Negative Covenants, Fleet Assets), is hereby amended by inserting the following words at the end thereof “(the “Fleet Asset Basket”)”.
1.7.    Section 5.02 of the Credit Agreement (Negative Covenants), is hereby amended by inserting the following as a new subsection (r) at the end of such Section:
(r)    Prepayment of Indebtedness. At all times during the Covenant Amendment Period, the CBII Entities shall not prepay, redeem, purchase, repurchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Indebtedness (other than the Loans) except as otherwise required pursuant to the terms of such Indebtedness (collectively, a “Prepayment”) except for a prepayment of Indebtedness made with the proceeds of other unsecured Indebtedness incurred by CBII and containing terms and conditions (including terms of subordination and maturity but excluding interest rate and prepayment or redemption premiums) no less favorable, taken as a whole, in any material respect to the Lenders than the Indebtedness subject to such Prepayment, as determined by the Borrower in good faith.
1.8.    Section 5.03 of the Credit Agreement (Financial Covenants), is hereby amended by amending and restating such Section in its entirety to read as follows:
Section 5.03.    Financial Covenants. Until the termination of the Commitments and the satisfaction in full by the Loan Parties of all Secured Obligations (other than any Unaccrued Indemnity Claims), the Borrower will comply, and will cause compliance, with the following financial covenants, unless the Required Lenders shall otherwise consent in writing:
(a)    Borrower Leverage Ratio. As of the last day of each fiscal quarter of the Borrower ending during the relevant period set forth below, the Borrower shall not permit the Borrower Leverage Ratio to be greater than the corresponding ratio set forth opposite such period:

Period(s) Ending	Borrower Leverage Ratio shall not be greater than:
Fiscal quarters ending on or about 6/30/2012 - 12/31/2012	6.50 to 1.0
Fiscal quarter ending on or about 3/31/2013	5.75 to 1.0
Fiscal quarter ending on or about 6/30/2013	4.50 to 1.0
Fiscal quarter ending on or about 9/30/2013	4.00 to 1.0
Fiscal quarter ending on or about 12/31/2013 and the end of any fiscal quarter ended thereafter	3.50 to 1.0
provided, however, that if the Borrower elects to end the Covenant Amendment Period pursuant to Section 5.03(f), at all times thereafter the Borrower shall not permit the Borrower Leverage Ratio to be greater than 3.50 to 1.00 as of the end of any fiscal quarter.
(b)    Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Borrower ending during the relevant period set forth below, the Borrower shall not permit the Fixed Charge Coverage Ratio to be less than the corresponding ratio set forth opposite such period:

Period(s) Ending	Fixed Charge Coverage Ratio shall not be less than:
Fiscal quarters ending on or about 6/30/2012 - 6/30/2013	1.00 to 1.0
Fiscal quarter ending on or about 9/30/2013 and the end of any fiscal quarter ended thereafter	1.15 to 1.0
provided, however, that if the Borrower elects to end the Covenant Amendment Period pursuant to Section 5.03(f), at all times thereafter the Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.15 to 1.00 as of the end of any fiscal quarter.
(c)    Maximum Capital Expenditures. The Borrower shall not permit the aggregate amount of Capital Expenditures (excluding any Permitted Acquisition which is treated as a Capital Expenditure under GAAP and any reinvestment of insurance Net Cash Proceeds and Capital Expenditures made in connection with the acquisition of Fleet Assets) made by the Borrower Entities in any fiscal year to exceed (i) $125,000,000 with respect to the fiscal year ending December 31, 2012, (ii) $85,000,000 with respect to the fiscal year ending December 31, 2013, and (iii) $150,000,000 with respect to any fiscal year ending thereafter; provided, however, that if, for any fiscal year, the amount specified in this

Section 5.03(c) exceeds the aggregate amount of Capital Expenditures made by the Borrower Entities during such fiscal year, the Borrower Entities shall be entitled to make additional Capital Expenditures in the immediately succeeding fiscal year in an amount (such amount being referred to herein as the “Capex Carryover”) equal to such excess.
(d)    Minimum Liquidity. At all times during the Covenant Amendment Period, the Borrower shall have Available Liquidity of at least $50,000,000.
(e)    Restriction on Certain Negative Covenants During Covenant Amendment Period. Notwithstanding anything in Section 5.02 to the contrary, during the Covenant Amendment Period, none of the Borrower Entities may: (1) make any acquisitions pursuant to Section 5.02(d)(iii), (2) make any Investments pursuant to Section 5.02(e)(xvi), (xvii), (xix) or (xxii), or (3) make any Distributions or set apart any sum pursuant to Section 5.02(f)(ii)(F) or (iv), except (x) Permitted Acquisitions the aggregate consideration for such acquisitions when added to all other such acquisitions since the date hereof does not exceed Euro 6,000,000 and (y) solely with respect to Section 5.02(e)(xvii), to the extent (A) such Borrower Entity contractually agreed prior to the date hereof to make such Investment or (B) the aggregate amount of such Investments when added to all other such Investments since the date hereof do not exceed Euro 6,000,000.
(f)    Covenant Amendment Period. The Borrower may elect to end the Covenant Amendment Period at any time by delivering a written notice to the Administrative Agent so long as the Borrower can demonstrate at such time, on a pro forma basis, that the Borrower shall be in compliance with all of the covenants set forth in this Section 5.03 that are applicable after the termination of the Covenant Amendment Period.
2.    Consent. The Credit Agreement requires that the Required Lenders consent to the deletion of any material “Principal Trademarks”. The Borrower has requested that the following “Principal Trademarks” no longer constitute “Principal Trademarks” as such trademarks are not being renewed: United States Registration Number 1,183,170 for honeydew melon and cantaloupe, United States Registration Number 1,906,730 for cookies and breakfast cereals, and United States Registration Number 1,903,716 for cookies. The Required Lenders, by their execution hereof, hereby agree to the deletion of the foregoing trademarks as “Principal Trademarks.”
3.    No Other Amendments, Consents or Waivers. Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Credit Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Credit Documents. Except for the amendment set forth above, the text of the Credit Agreement and all other Credit Documents shall remain unchanged and in full force and effect and the Borrower and CBII hereby ratify and confirm their respective obligations thereunder. This Amendment shall not constitute a modification of the Credit Agreement or any of the other Credit Documents or a course of dealing with the Administrative Agent or the Lenders at variance with the Credit Agreement or the other Credit Documents such as to require further notice by the Administrative Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Credit Documents in the future, except as expressly set forth herein. The Borrower and CBII acknowledge and expressly agree that the Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Credit Documents, as amended herein. The Borrower and CBII have no knowledge of any challenge to the Administrative Agent’s or any Lender’s claims arising under the Credit Documents, or to the effectiveness of the Credit Documents.
4.    Conditions Precedent to Effectiveness. This Amendment shall become effective as of the date hereof when, and only when, (i) the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, CBII, the Administrative Agent and the Required Lenders, and (ii) the Administrative Agent shall have received an amendment fee, for the benefit of each of the Lenders approving this Amendment as evidenced by their execution of a counterpart to this Amendment, in an amount equal to 0.35% multiplied by the sum of the Revolving Loan Commitment of such Revolving Lender and the outstanding amount of such Lender’s Term Loan.
5.    Representations and Warranties of the Borrower and CBII. In consideration of the execution and delivery of this Amendment by the Administrative Agent and Lenders, the Borrower and CBII each hereby represents and warrants in favor of the Administrative Agent and the Lenders as follows:
(a)    the execution, delivery and performance by such Person of this Amendment and the consummation of the transactions contemplated hereby (i) are within the corporate, limited liability company or similar power of such Person and (ii) have been duly authorized by all necessary actions on the part of such Person;
(b)    this Amendment has been duly executed and delivered by such Person and constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as limited by Debtor Relief Laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity;
(c)    the execution and delivery by such Person of this Amendment and the performance and consummation of the transactions contemplated hereby do not (i) violate any Requirement of Law applicable to such Person, (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Person, (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of such Person or (iv) violate any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject, except, in each case in each of clauses (i), (ii), (iii) and (iv) above, where such breach or violation could not reasonably be expected to have a Material Adverse Effect;

(d)    other than any such matters that may be required of a Lender that is not a US Person in connection with its involvement in the transactions contemplated by this Amendment, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including the shareholders of any Person) is required in connection with the execution and delivery of this Amendment by such Person or its performance or consummation of the transactions contemplated hereby, except for those which have been made or obtained and are in full force and effect;
(e)    all Governmental Authorizations for the due execution, delivery, recordation, filing or performance by such Person of this Amendment, or further consummation by such Person of the transactions contemplated hereby, have been duly obtained and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, except where any such failure to obtain such Governmental Authorizations or any such conflict or restriction could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;
(f)    no Default has occurred and is continuing; and
(g)    all Credit Documents to which such Person is a party, including, without limitation, the Credit Agreement, constitute valid and legally binding obligations of such Person and are enforceable against such Person in accordance with the terms thereof, except as limited by Debtor Relief Laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
6.    Counterparts. This Amendment may be executed in any number of counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile or other electronic transmission of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.
7.    Reference to and Effect on the Credit Documents. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.
8.    Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable out‑of‑pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect hereto and thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

9.    Headings. The captions and section headings appearing in this Amendment are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.
10.    Entire Agreement. This Amendment and each of the other Credit Documents, taken together, constitute and contain the entire agreement of the Borrower, CBII, the Lenders and the Administrative Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.
11.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules (other than Sections 5‑1401 and 5‑1402 of the New York General Obligations Law). The scope of the foregoing governing law provision is intended to be all encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of this Amendment, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.
12.    Credit Document. This Amendment shall be deemed to be a Credit Document for all purposes.
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWER:
CHIQUITA BRANDS L.L.C., a Delaware limited liability company

By: /s/ Joseph W. Bradley
Name: Joseph W. Bradley
Title: Vice President, Taxation & Treasurer

CBII:
CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation

By: /s/ Joseph W. Bradley
Name: Joseph W. Bradley
Title: Vice President, Taxation & Treasurer

REAFFIRMATION, ACKNOWLEDGEMENT, AND CONSENT OF PARENT GUARANTOR
The undersigned heretofore executed and delivered to the Bank that certain Parent Guarantee Agreement dated as of March 31, 2008 (the “Guaranty”). The undersigned hereby consents to the Amendment to the Credit Agreement as set forth above and confirms that its Guaranty, and all obligations of the undersigned thereunder, remains in full force and effect. The undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained. The undersigned acknowledges that the Bank is relying on the assurances provided herein in entering into the Amendment set forth above.

“PARENT GUARANTOR”
CHIQUITA BRANDS INTERNATIONAL, INC.

By: /s/ Joseph W. Bradley
Name: Joseph W. Bradley
Title: Vice President, Taxation & Treasurer

REAFFIRMATION, ACKNOWLEDGEMENT, AND CONSENT OF SUBSIDIARY GUARANTORS
The undersigned heretofore executed and delivered to the Bank that certain Subsidiary Guarantee Agreement dated as of March 31, 2008 (the “Guaranty”). The undersigned hereby consents to the Amendment to the Credit Agreement as set forth above and confirms that its Guaranty, and all obligations of the undersigned thereunder, remains in full force and effect. The undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained. The undersigned acknowledges that the Bank is relying on the assurances provided herein in entering into the Amendment set forth above.

“SUBSIDIARY GUARANTORS”
AMERICAN PRODUCE COMPANY

By: /s/ Joseph W. Bradley
Name: Joseph W. Bradley
Title: Vice President, Taxation & Treasurer

B C SYSTEMS, INC.

By: /s/ Joseph W. Bradley
Name: Joseph W. Bradley
Title: Vice President, Taxation & Treasurer

CHIQUITA FRESH NORTH AMERICA L.L.C.

By: /s/ Joseph W. Bradley
Name: Joseph W. Bradley
Title: Vice President, Taxation & Treasurer

COAST CITRUS DISTRIBUTORS HOLDING COMPANY

By: /s/ Joseph W. Bradley
Name: Joseph W. Bradley
Title: Vice President, Taxation & Treasurer

Second Amendment to Amended and Restated Credit Agreement

FRESH EXPRESS INCORPORATED

By: /s/ Joseph W. Bradley
Name: Joseph W. Bradley
Title: Vice President, Taxation & Treasurer

FRESH INTERNATIONAL CORP.

By: /s/ Joseph W. Bradley
Name: Joseph W. Bradley
Title: Vice President, Taxation & Treasurer

TRANSFRESH CORPORATION

By: /s/ Joseph W. Bradley
Name: Joseph W. Bradley
Title: Vice President, Taxation & Treasurer

VERDELLI FARMS, INC.

By: /s/ Joseph W. Bradley
Name: Joseph W. Bradley
Title: Vice President, Taxation & Treasurer

Second Amendment to Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT AND LENDERS:
COÖPERATIEVE CENTRALE RAIFFEISEN ‑ BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Administrative Agent and as a Lender

By /s/ Michael L. Laurie
Name: Michael L. Laurie
Title: Managing Director

By /s/ Andrew Sherman
Name: Andrew Sherman
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By /s/ Beth A. Tiffin
Name: Beth A. Tiffin
Title: Senior Vice President

BARCLAYS BANK PLC, as a Lender

By /s/ Noam Azachi
Name: Noam Azachi
Title: Assistant Vice President

ROYAL BANK OF CANADA, as a Lender

By /s/ Gordon MacArthur
Name: Gordon MacArthur
Title: Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By /s/ Gregory S. Duchaw
Name: Gregory S. Duchaw
Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By /s/ Gene Fugare
Name: Gene Fugare
Title: SVP & City President

BANK OF AMERICA, N.A., as a Lender

By /s/ Charles R. Dickerson
Name: Charles R. Dickerson
Title: Senior Vice President

FIFTH THIRD BANK, as a Lender

By /s/ Megan S. Szewc
Name: Megan S. Szewc
Title: Vice President

RB INTERNATIONAL FINANCE (USA) LLC, as a Lender

By /s/ John Valiska
Name: John Valiska
Title: First Vice President

By /s/ Shirley Ritch
Name: Shirley Ritch
Title: Vice President

UNITED FCS, PCA DBA FCS COMMERCIAL FINANCE GROUP, as a Lender

By /s/ Daniel J. Best
Name: Daniel J. Best
Title: Vice President

FARM CREDIT WEST, PCA, as a Lender

By /s/ Ben Madonna
Name: /s/ Ben Madonna
Title: Vice President

AGSTAR FINANCIAL SERVICES, PCA/FLCA, as a Lender

By /s/ Melissa Cross
Name: Melissa Cross
Title: Assistant General Counsel

1ST FARM CREDIT SERVICES, PCA, as a Lender

By /s/ Corey J. Waldinger
Name: Corey J. Waldinger
Title: Vice President, Capital Markets

AMMC CLO IV, Limited, as a Lender

By: American Money Management Corp., as Collateral Manager
By /s/ Chester M. Eng
Name: Chester M. Eng
Title: Senior Vice President

AMMC CLO V, Limited, as a Lender

By: American Money Management Corp., as Collateral Manager
By /s/ Chester M. Eng
Name: Chester M. Eng
Title: Senior Vice President